SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into August 15, 2020, by and between J.P. CAREY LIMITED PARTNERS, L.P. ("JPCarey"), a limited partnership formed and existing pursuant to the laws of the State of Georgia and having a principal place of business located at 800 Cooper Sandy Cove, Alpharetta GA 30004, on the one hand, and POTNETWORK HOLDINGS, INC. ("POTN"), a corporation formed pursuant to the laws of the State of Wyoming and currently existing pursuant to the laws of the State of Colorado, and having a principal place of business located at 3531 Griffin Road, Fort Lauderdale, Florida 33312, (JPCarey and POTN shall be referred to herein as the "Parties").

WHEREAS, on June 2, 2014, Sunrise Auto Mall Inc. ("SAMI"), a wholly owned subsidiary of POTN, as maker, issued a Convertible Promissory Note (the "Prior Note") to David Grey ("Grey"), as holder, in the principal amount of One Million Eight Hundred and Fifty Thousand Dollars ($1,850,000.00) with a maturity date of June 2, 2015; and

WHEREAS, on July 1, 2015, Grey, as seller, and Sign N Drive Auto Mall Inc. ("SND"), as buyer, together with SAMI sold, assigned and transferred all of his right, title and interest in and to Prior Note to SND pursuant to a written Assignment of Note Agreement; and

WHEREAS, on July 1, 2015, POTN, as maker entered into a Convertible Promissory Note ("Note") with SND, as holder, in the original principal amount of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000.00) as a substitute note for Prior Note and granted the holder the right to convert outstanding principal and interest due under the note to common stock of POTN; and

WHEREAS, on July 18, 2016, SND sold, assigned and transferred its interest in $25,000 in principal of Note plus all accrued interest on such principal, and including all rights under Note associated with such principal and interest, including but not limited to, the right to convert debt to common stock to Southridge Partners II, Limited Partnership ("Southridge") pursuant to a written purchase agreement; and

WHEREAS, by written purchase agreement dated as of March 28, 2017 Southridge sold, assigned and transferred its then remaining interest in the principal balance and accrued interest under the Note,$11,400.00 to Alpha Capital Anstalt, LLC ("Alpha") which included the conversion rights associated with that balance; and

WHEREAS, on April 3, 2017, Alpha issued a written notice of conversion to POTN pursuant to which Alpha sought to exercise its conversion rights under the Note and convert principal plus accrued interest in the total amount of $13,988.58 into 1,434,726 shares of POTN common stock (the "Conversion Shares"); and

WHEREAS, POTN did not honor Alpha's conversion notice and did not issue the Conversion Shares to Alpha; and

WHEREAS, pursuant to a written Notice of Sale and Assignment of A Promissory Note and Outstanding Obligations (the "January 2018 Assignment") effective January 8, 2018 by and between Alpha and Joseph Canouse ("Canouse") in his individual capacity, Alpha sold, assigned and transferred to Canouse all of Alpha' rights and interests in Note, including Alpha's rights to the the Conversion Shares (the Conversion Shares, together with all principal, interest, default interest, fees and claimed default amount under the Note, the "Debt"), ; and

WHEREAS, on or about March 1, 2018, Canouse sold, assigned and transferred the Debt, including his rights to receive the Conversion Shares, to JPCarey; and

WHEREAS, on May 24, 2018, JPCarey commenced an action entitled *J.P. Carey Limited Partners, L.P. v. Potnetwork Holdings, Inc.*, in the United States District Court of the State of Connecticut, under Case No. 3:18-cv-00873-KAD (the "Action") alleging a breach of the Note; and

WHEREAS, JPCarey and POTN have elected to amicably resolve the Action without further litigation upon the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is stipulated and agreed, by and among the undersigned, that the claims asserted in the Action are fully and finally settled upon the following terms and conditions:

A. Incorporation of recitals. The recitals set forth above are incorporated into and made a substantive part of this Agreement.

B. Settlement Terms. In full and final settlement of all claims asserted, or which could have been asserted, in the Action, and POTN.

1. On or before August 17, 2020, POTN will deliver an executed **General Release** in favor of JPCarey in the form annexed hereto as **Exhibit A** to Eric W. Berry, an attorney located in New York, New York, as escrowee.

2. On or before August 17, 2020, JPCarey will deliver an executed **General Release** in favor of POTN in the form annexed hereto as **Exhibit B** to Robert Fleisher, an attorney located in New Haven, Connecticut, as escrowee.

3. On or before August 17, 2020, POTN will deliver a **Stipulation of Dismissal with Prejudice** pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), executed by Eric W. Berry, as attorney for POTN, in the form annexed hereto as **Exhibit C** to Robert M. Fleisher of Green & Sklarz, LLC (New Haven, Connecticut) as attorney for JPCarey, as escrowee.

4. On or before August 17, 2020, POTN shall issue Twenty Eight Million (28,000,000) shares of POTN's common stock to JPCarey in book entry form ("Settlement

JC

Shares").

5. On or before August 17, 2020, POTN shall deliver to Action Stock Transfer Corp. ("Action") an **Attorney Opinion Letter** in the form annexed hereto as **Exhibit D** opining that (i) it would be lawful for Action to issue to remove the restrictive legend from the book entry for the Settlement Shares; and (ii) that the Settlement Shares are exempt from the registration requirements of the Securities Act of 1933, as amended.

6. On or before August 17, 2020, POTN will deliver to Action an **Instruction Letter** in the form annexed hereto as **Exhibit E** authorizing Action to remove the restriction from the Settlement Shares (with the legend removed, "Unrestricted Settlement Shares"), and directing Action to utilize the Deposit/Withdrawal at Custodian (or "DWAC") System to transfer the Unrestricted Settlement Shares to a broker designated by JPCarey.

7. On or before August 20, 2020, POTN will revise the **Instruction Letter (Ex. E)** if Action requires any modifications of the Instruction Letter in order to be able to act upon it.

8. Upon Action's confirmation by email to Eric W. Berry and Robert Fleischer that it has received the Attorney Opinion Letter and an Instruction Letter that is sufficient to permit it to deliver Twenty Eight Million (28,000,000) unrestricted shares to a broker for the account of JPCarey, the escrow of the **Releases (Exs. A** and **B)** and **Stipulation of Discontinuance (Ex. C)** will terminate, and the **Stipulation of Discontinuance** may be filed with the Court. If Action does not provide such confirmation on or before August 25, 2020, this Agreement will become void and without effect.

C. **Weekly Allotment.** Notwithstanding anything contained herein to the contrary, JPCarey shall be entitled to sell or transfer portions of the POTN shares of common stock in each calendar week hereafter into no more than the aggregate number of shares calculated by multiplying the prior week's reported volume of trading in such securities reported through the OTCMarkets electronic quotation system by 15% **("Weekly Allotment")**. The **Weekly Allotment** is cumulative, and thus if JPCarey does not sell or transfer shares of common stock in any week in such amount as to equal that week's **Weekly Allotment**, any sales shortfall may be carried over into subsequent weeks in the sole discretion of JPCarey. The period during which JPCarey is subject to the Weekly Allotment is the "**Leak Out Period**".

D. Upon the earlier of: (A) the transfer or sale by JPCarey of all of the Settlement Shares; (B) a default by POTN of this Settlement Agreement**; or (C) JPCarey's ownership of the Settlement Shares is less than the Ownership Threshold (as that term is defined below) and POTN is engaged in a Corporate Action,** the Leak Out Period shall terminate and JPCarey shall no longer be subject to the Weekly Allotment restrictions.. Notwithstanding the forgoing, should JPCarey sell or transfer the shares other than through an open market sale, the Settlement Shares shall remain subject to the Weekly Allotment provisions of section C, above.

E. In no event shall the number of Settlement Shares issued to JPCarey pursuant to this Agreement and the Note as calculated pursuant to Section 13(d) of the Exchange Act at any time

exceed 4.99% of the issued and outstanding common stock of POTN; and POTN hereby agrees that the number of Settlement Shares is less than 4.99% of the issued and outstanding common stock of POTN and POTN shall take no action to breach the foregoing representation.

F. **Anti-Dilution**. During the Leak Out Period, in the event POTN issue shares of common stock for consideration which is less than $0.009 per share (the "Floor"),(except for issuance required by that certain Agreement/Addendum, Modifying And Clarifying The June 2, 2014 Convertible Promissory Note dated March 10, 2017, that requires issuances at a fixed press below the Floor Price), or issues convertible securities with a conversion price which for consideration per share less than the Floor, then POTN shall issue to JPCarey, concurrently with such issue, the number of shares of Common Stock which is the result of: the Floor less the consideration per share (which is lower than the Floor, the "Price Per Share") multiplied by 28,000,000 divided by Price Per Share. Until the number of Settlement Shares subject to the Weekly Allotment constitute less than **3,500,000 shares ("Ownership Threshold")**, and at any time wherein a default has occurred pursuant to this Agreement, POTN shall not: (i) issue or attempt to issue a dividend or distribution of securities by POTN (other than a rights offering which is offered to all of its common shareholders (including JPCarey) and the consideration required for the exercise of the rights is fair market value for the security received and in any event not less than the Price Per Share), or (ii) engage or attempt to engage in any merger (the result (one or an aggregate of a number of transactions) of which is a change of control of POTN) , consolidation, exchange of shares, recapitalization, stock split, reorganization, or other similar event **(collectively, any action set forth in (i) and (ii), a "Corporate Action")**, as a result of which shares of Common Stock of POTN shall be changed into the same or a different number of shares of another class or classes of stock or securities of POTN or another entity, or in case of any sale or conveyance of all or substantially all of the assets of POTN.

G. **Clearing Contingency**. POTN shall use its best efforts to assist JPCarey with respect to the clearing of the Settlement Shares with the broker/dealer/clearing firm utilized by JPCarey (which shall include the filing of a Form 8k with the Securities and Exchange Commission detailing the terms of this Settlement Agreement **within three (3) days of the date hereof** and/or utilization of the Section 3(a)(10) of the Securities Act of 1933).

H. **Default.**

1. In the event that POTN defaults in its performance of any of its obligations under this Agreement, JPCarey may provide POTN with written notice of such default. In the event the default is not cured by POTN within five (5) business days following its receipt of such notice, JPCarey may commence a civil action (a "Default Action") to enforce this Agreement, and POTN hereby, EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The parties acknowledge and agree that this provision is a specific and material aspect of this Agreement and that the Parties would not agree to enter into this Agreement if this agreement to entry of judgment and waiver of jury trial were not part of this Agreement. POTN agrees that service of process for a Default Action may be made upon POTN's counsel by email at the address indicated in the Notice provision, Section

"O", of this Agreement.

2. POTN acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to JPCarey by vitiating the intent and purpose of this Agreement. Accordingly, POTN acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the POTN of the provisions of this Agreement, that JPCarey shall be entitled, in addition to all other available remedies at law or in equity, and addition to the remedies provided for herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically its terms and provisions, without the need for showing economic loss and without any bond or other security being required.

3. Nothing herein shall limit JPCarey's right to pursue actual damages for the POTN's breach of its obligations under this Agreement, and JPCarey shall have the right to pursue all remedies available at law or in equity (including specific performance and/or injunctive relief).

I. **Merger.** All prior notes, assignments, rights, claims, promises, notices, memoranda and representations and promises of the parties and their predecessor-in-interest or assignors are merged into this Agreement.

J. **Confidentiality.** Except as necessary to enforce the terms of this Agreement (which may include the filing of a Form 8K (current report regarding material corporate event) with the Securities and Exchange Commission ("SEC"), the Parties agree to keep the terms of this Agreement and the facts underlying same confidential, and to not disclose the terms of this Agreement and the facts underlying this action to any third parties. Nothing in this paragraph shall prevent any of the Parties from reporting or describing the terms of this Agreement in any required public filing with any federal or state agency, including SEC, or from disclosing or describing the terms of this Agreement with any tax preparer, accountant or legal counsel consulted by such party, or pursuant to any lawfully issued subpoena in a lawsuit or in a proceeding or investigation before an administrative agency.

K. **Forum Selection and Applicable Law.** Any claim arising from this Agreement will be enforced in either a state court or federal court located in the City of Atlanta, Georgia. This Agreement will be governed by the law of the State of Georgia, except for Georgia's choice of law rules, and without regard to conflict of law principles.

L. **Modifications.** This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

M. **Legal Representation.** The Parties acknowledge that they have retained independent counsel of their own choosing and that they have reviewed and discussed the terms and provisions of this Agreement with their counsel and that they are entering into this Agreement freely and of their own will and have no coerced or promised anything in order to

induce their signatures other than as is contained in this Agreement.

N. **Specific Representations.**

1. JPCarey represents and warrants that it has not sold, transferred or assigned the Note, or any portion thereof, and is holder thereof; and that the Note is free and clear of any liens or other encumbrances and that JPCarey has full legal right and title to the Note and has fully paid the original consideration for its purchase.

2. POTN represents and warrants that it has the full authority to enter into this Agreement.

O. **Notice.** Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by email, facsimile or overnight delivery service. Notice shall be directed to the appropriate email, facsimile number or address set forth below or to such other facsimile number, email address or mailing address as may be hereafter specified by written notice. Notice shall be considered effective as of the date of the transmission of the facsimile or email or one (1) calendar day after the date of delivery to the overnight delivery service. Required copies to counsel for any Party may be sent by e-mail.

If to POTN:

PotNetwork Holdings, Inc.
3531 Griffin Road
Ft. Lauderdale, FL 33312
Attn: Kevin Hagen, C.E.O.
Email: kevin@potnetworkholding.com

With additional notice to:
Eric W. Berry, Esq.
Berry Law PLLC
745 Fifth Avenue, 5th Fl.
New York, NY 10151
E-Mail: berrylawpllc@gmail.com

If to JPCarey:

Joseph P. Canouse
800 Cooper Sandy Cove
Alpharetta, GA 30004
Email: joe@thinkpinkllc.com

With additional notice to:
Robert M. Fleischer
Green & Sklarz, LLC
One Audubon Street, 3rd Floor
New Haven, CT 06511
Email: rfleischer@gs-lawfirm.com

P. **General Representations.** All Parties acknowledge and represent that: (a) they have read this Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; (g) the consideration received by them under this agreement is actual and adequate; and (h) that they have the authority to enter into this Agreement.

Q. **Severability.** Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

R. **No Presumption Against Drafter.** This Agreement shall be construed without regard to any presumptions against the party causing the same to be prepared.

S. **Anti-Waiver.** The failure to strictly enforce any or all of the terms of this Agreement by any party hereto shall not be construed as and shall not result in a waiver of any party's right to strictly enforce any and all of the terms and conditions of this Agreement, despite the prior failure to strictly enforce the terms and conditions of this Agreement.

T. **Costs and Expenses**. Each party will bear its own costs and expenses in connection with this Agreement.

U. **Counterparts.** This Agreement may be executed by facsimile or e-mail with portable document format (pdf) in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

J.P. CAREY LIMITED PARTNERS, L.P.	POTNETWORK HOLDINGS, INC.
By: ______________________	By: ______________________
Name: Joseph Canouse	Name: Kevin Hagen
Title: Manager of General Partner	Title: Chief Executive Officer

Brandon Lynch
8/13/2020

BRANDON LYNCH
NOTARY
EXPIRES
GEORGIA
November 25, 2023
PUBLIC
GWINNETT COUNTY

With additional notice to:
Robert M. Fleischer
Green & Sklarz, LLC
One Audubon Street, 3rd Floor
New Haven, CT 06511
Email: rfleischer@gs-lawfirm.com

P. **General Representations.** All Parties acknowledge and represent that: (a) they have read this Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; (g) the consideration received by them under this agreement is actual and adequate; and (h) that they have the authority to enter into this Agreement.

Q. **Severability.** Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

R. **No Presumption Against Drafter.** This Agreement shall be construed without regard to any presumptions against the party causing the same to be prepared.

S. **Anti-Waiver.** The failure to strictly enforce any or all of the terms of this Agreement by any party hereto shall not be construed as and shall not result in a waiver of any party's right to strictly enforce any and all of the terms and conditions of this Agreement, despite the prior failure to strictly enforce the terms and conditions of this Agreement.

T. **Costs and Expenses.** Each party will bear its own costs and expenses in connection with this Agreement.

U. **Counterparts.** This Agreement may be executed by facsimile or e-mail with portable document format (pdf) in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

J.P. CAREY LIMITED PARTNERS, L.P.	POTNETWORK HOLDINGS, INC.
By:________________	By:________________
Name: Joseph Canouse	Name: Kevin Hagen
Title: Manager of General Partner	Title: Chief Executive Officer

Acknowledged:

Action Stock Transfer Corp.

By: ______________________ ____________

Justine Blankenship, Date

its president

Exhibit A

GENERAL RELEASE

BE IT KNOWN, that PotNetwork Holdings, Inc. and its past and present shareholders, officers, directors, employees , successors, assigns and legal counsel (collectively, "POTN"), for and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration received from J.P. Carey Limited Partners, L.P. and its past and present partners, managers, employees, successors, assigns and legal counsel (collectively "JPCarey"), the receipt of which is hereby acknowledged, does hereby remise, release, acquit, satisfy, and forever discharge the said JP Carey of and from all manner of actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which POTN has, had or shall or may have against said JPCarey by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Release.

Notwithstanding the foregoing, POTN expressly retains and carves out from this General Release, all rights, claims and causes of action, known or unknown, arising from a breach of the settlement agreement between POTN and JPCarey dated August ____ , 2020.

PotNetwork Holdings, Inc.

____

By: Kevin Hagen, Chief Executive Officer

ACKNOWLEDGEMENT

State of Florida)
ss.:
County of Broward)

On the 14th day of August in the year 2020 before me personally came Kevin Hagen, to me known, who, being by me duly sworn, did depose and say that he has a place of business in Broward County, Florida and that he is the Chief Executive Officer of PotNetwork Holdings, Inc. the corporation described in and individual who executed the above instrument.

____________________ 8/14/20

Notary Public Date

WAGNER MOURA
MY COMMISSION #HH024554
EXPIRES: JUL 28, 2024
Bonded through 1st State Insurance

Exhibit B

GENERAL RELEASE

BE IT KNOWN, that J.P. Carey Limited Partners, L.P. and its past and present partners, managers, employees, successors, assigns and legal counsel (collectively "JPCarey"), for and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration received from PotNetwork Holdings, Inc. and its past and present shareholders, officers, directors, employees, successors, assigns and legal counsel (collectively, "POTN"), the receipt of which is hereby acknowledged, does hereby remise, release, acquit, satisfy, and forever discharge the said POTN of and from all manner of actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which JPCarey has, had or shall or may have against said POTN by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Release.

Notwithstanding the foregoing, JPCarey expressly retains and carves out from this General Release, all rights, claims and causes of action, known or unknown, arising from a breach of the settlement agreement between POTN and JPCarey dated August ____, 2020.

J.P. Carey Limited Partners, L.P.

____

By: Joseph Canouse, the Manager of its
General Partner

ACKNOWLEDGEMENT

State of Georgia)
ss.:
County of Fulton)

On the day of August in the year 2020 before me personally came Joseph Canouse, to me known, who, being by me duly sworn, did depose and say that he has a place of business in Fulton County, Georgia, and that he is the Manager of the General Partner of J.P. Carey Limited Partners, L.P., the company described herein, and the individual who executed the above instrument.

____
Notary Public

8/15/2020
Date

BRANDON LYNCH
NOTARY
EXPIRES
GEORGIA
November 25, 2023
PUBLIC
GWINNETT COUNTY

Exhibit C

UNITED STATES DISTRICT COURT
DISTRICT OF CONNECTICUT

J.P. CAREY LIMITED PARTNERS, L.P., ,	)	Case No. 3:18-cv-00873 (KAD)
	)	
Plaintiff,	)	Judge Dooley
vs.	)	
	)	
POTNETWORK HOLDINGS, INC.	)	
	)	**STIPULATION of DISMISSAL**
Defendant.	)	**WITH PREJUDICE pursuant to**
	)	**Fed. R. Civ. P. 41(a)(1)(A)(ii)**

IT IS HEREBY STIPULATED and AGREED by and between plaintiff J.P. Carey Limited Partners, L.P. and defendant PotNetwork Holdings, Inc. that the above-captioned action is hereby dismissed WITH PREJUDICE pursuant to Fed. R. Civ. P. 41(a)(l)(A)(ii).

Dated: August , 2020

THE PLAINTIFF,

By: /s/Robert Fleischer
Robert M. Fleischer (ct11960)
Green & Sklarz LLC
One Audubon Street, 3rd Floor
New Haven, CT 06461
203.285.8545 | 203.691.5454
rfleischer@gs-lawfirm.com

Attorneys for Plaintiff J.P. Carey Limited Partners L.P.

THE DEFENDANTS,

By: /s/ John J. Radshaw III
John J. Radshaw III (ct19882)
900 Chapel Street, Suite 620
New Haven, CT 06510
203.654.9695 | 203.721.6182 (f)
jjr@jjr-esq.com

By: /s/Eric B. Berry *(pro hac vice)*
Berry Law PLLC
745 Fifth Avenue, 5th Floor
New York, New York 10151
212.355.0777
berrylawpllc@gmail.com

Attorneys for defendant PotNetwork Holdings, Inc.

JONATHAN D. LEINWAND, P.A.

18851 NE 29TH AVE.
SUITE 1011
AVENTURA, FL 33180
TEL: (954) 903-7856
FAX: (954) 252-4265

E-MAIL: JONATHAN@JDLPA.COM

August 16, 2020

Action Stock Transfer LLC
2469 E. Fort Union Blvd, Suite 214
Salt Lake City, Utah 84121

Re: Potnetwork Holdings Inc. (**the "*Company*"**)
Sale of 28,000,000 shares of Common Stock (**the "*Shares*"**)
J.P. Carey Limited Partners, L.P. (**the "*Shareholder*"**)

To Whom It May Concern:

We have acted as special counsel to the Company to provide an opinion as to the issuance and resale of up to **28,000,000** shares of common stock (the "***Shares***") of the Company, without restriction or registration under the Securities Act of 1933, as amended (the "***Securities Act***"), pursuant to an exemption from registration as set forth in Rule 144 under the Securities Act of 1933, as amended. This letter is intended to be relied on by the Company, its registrar and transfer agent, the Shareholder, and the Shareholder's Broker-Dealer in the issuance and transfer of the Shares without restriction in accordance with the conditions set forth herein.

In connection with rendering this opinion, we have investigated such matters and examined such documents, as we have deemed necessary. In examining the documents, we have assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity with originals of all documents furnished as copies, and the correctness of the facts set forth in such documents. Nothing came to our attention during the course of our investigation that led us to conclude that any such documents were not genuine or authentic or that the facts set forth therein were not true. Any opinion expressed herein relates only to the Shares and should not be relied on by any other person or in connection with any other transaction.

This opinion is expressed solely on the facts and assumptions set forth herein and is specifically limited to the investigation and examinations stated and such other investigation as we deemed necessary. After such investigation we know of no facts which lead us to conclude that any opinion set forth below is not correct.

Pursuant to this engagement, we have examined the following specific documents or have received the following representations:

a. On June 2, 2014, Sunrise Auto Mall Inc. ("***SAMI***"), a wholly owned subsidiary of POTN, as maker, issued a Convertible Promissory Note (the "***Prior Note***") to David Grey ("***Grey***"), as

holder, in the principal amount of One Million Eight Hundred and Fifty Thousand Dollars ($1,850,000.00) with a maturity date of June 2, 2015.

b. On July 1, 2015, Grey, as seller, and Sign N Drive Auto Mall Inc. ("***SND***"), as buyer, together with SAMI sold, assigned and transferred all of his right, title and interest in and to Prior Note to Sign N Drive Automall Inc. ("***SND***") pursuant to a written Assignment of Note Agreement.

c. On July 1, 2015, POTN, as maker entered into a Convertible Promissory Note ("***Note***") with SND, as holder, in the original principal amount of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000.00) as a substitute note for Prior Note and granted the holder the right to convert outstanding principal and interest due under the note to common stock of POTN.

d. On July 18, 2016, SND sold, assigned and transferred its interest in $25,000 in principal of Note plus all accrued interest on such principal, and including all rights under Note associated with such principal and interest, including but not limited to, the right to convert debt to common stock to Southridge Partners II, Limited Partnership ("***Southridge***") pursuant to a written purchase agreement;

e. By written purchase agreement dated as of March 28, 2017 Southridge sold, assigned and transferred its then remaining interest in the principal balance and accrued interest under the Note,$11,400.00 to Alpha Capital Anstalt, LLC ("***Alpha***") which included the conversion rights associated with that balance;

f. On April 3, 2017, Alpha issued a written notice of conversion to POTN pursuant to which Alpha sought to exercise its conversion rights under the Note and convert principal plus accrued interest in the total amount of $13,988.58 into 1,434,726 shares of POTN common stock (the "***Conversion Shares***");

g. POTN did not issue the Conversion Shares pursuant to the April 3, 2017, notice of conversion.

h. Pursuant to a written Notice of Sale and Assignment of A Promissory Note and Outstanding Obligations (the "***January 2018 Assignment***") effective January 8, 2018 by and between Alpha and Joseph Canouse ("***Canouse***") in his individual capacity, Alpha sold, assigned and transferred to Canouse all of Alpha' rights and interests in Note, including Alpha's rights to the Conversion Shares (the Conversion Shares, together with all principal, interest, default interest, fees and claimed default amount under the Note, the "***Debt***");

i. On or about March 1, 2018, Canouse sold, assigned and transferred the Debt, including his rights to receive the Conversion Shares, to the Shareholder.

j. On May 24, 2018, the Shareholder commenced an action entitled J.P. Carey Limited Partners, L.P. v. Potnetwork Holdings, Inc., in the United States District Court of the State of Connecticut, under Case No. 3:18-cv-00873-KAD (the "**Action**") alleging a breach of the Note.

k. On August 13, 2020, the Shareholder and the Company agreed to settle the debt in exchange for the Shares. The Shareholder and the Company also agreed to dismiss the Action.

Based on the foregoing, we find that:

a. The Shares are being issued pursuant to the Note, consideration for which was received by the Company on June 2, 2014.

b. The Shareholder is not an affiliate of the Company and has not been so during the last ninety (90) days.

c. The Company filed a Form 10 with the SEC on May 9, 2019, is a reporting issuer, subject to the reporting requirements of the Securities Exchange Act of 1934 (the "***Exchange Act***") and is current in its filing requirements with the SEC.

d. The Company is not a shell company and has not been a shell company at any time during the last 12 months.

e. The holding period pursuant to Rule 144 has been satisfied.

Holding Period

The Company is a reporting issuer, subject to the reporting requirements of the Exchange Act making the holding period for the Shares six months. Therefore, the holding period requirements of Rule 144 have been met as the services rendered pursuant to the Agreement as consideration for the Shares were completed more than six months ago.

Shell Status

The definition of a shell company as defined in Rule 405 under the Securities Act of 1933 as well as Release 33-8587, is whether the entity has no or nominal operations and no or nominal assets. Neither the release nor the Act requires that a company meet both requirements of Rule 405 so as not to be considered a shell. The Rule states:

> The term ***shell*** company means a registrant . . . that has:
> 1. No or nominal operations; **and**
> 2. Either:
>   i. No or nominal assets;
>   ii. Assets consisting solely of cash and cash equivalents; or
>   iii. Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Thus, in order to be considered a shell, a company must have "no or nominal operations" ***and*** one of the other qualifications listed in part 2, such as "no or nominal assets." The Securities and Exchange Commission has made itself clear within footnote 172 of Release No. 33-8869 "indicating that Rule 144 (i)(1)(i) is not intended to capture a 'startup company,' or, in other words, a company with limited operating history, in the definition of a reporting or non-reporting shell company" because the company does not meet the conditions of having "no or nominal operations.

We have reviewed the Company's filings with the Securities and Exchange Commission. None of the reports indicate that the Company has been a shell during the past 12 months and show that the company had both assets and operations during that time.

Therefore, based on the foregoing, we have determined that the holding period for the Shares has expired pursuant to Rule 144, the Company is not now, nor has been, a shell during the past 12 months, and the Shares are therefore eligible for resale pursuant to the rule. Thus, we do not object to the issuance and transfer of unlegended shares of common stock **Potnetwork Holdings Inc.** pursuant to the exemption from the registration provisions of the Act afforded by Section 4(a)(1) thereof and Rule 144 promulgated thereunder. Please refer to the issuance instructions from the Company or the Shareholder for delivery of the shares.

The opinions set forth herein are expressed as of the date hereof and remain valid so long as the documents, instruments, records and certificates we have examined and relied upon as noted above, are unchanged and the assumptions we have made, as noted above, are valid, and replaces any prior opinions with regard to the Shares. If any facts or documents are determined to be incorrect, misstated or misrepresented, then the opinion or opinions expressed herein may not continue to be valid.

This opinion is furnished by us to the Company and its transfer agent and may only be relied upon as indicated herein. This opinion may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without our prior consent.

Very Truly Yours,
JONATHAN D. LEINWAND, P.A.

By: ______________________
Jonathan D. Leinwand, Esq.

Exhibit E

POTNETWORK HOLDINGS, INC.
3531 Griffin Road, Fort
Lauderdale, Florida 33312

August 17, 2020

Justeene Blankenship, Esq. (by email)
Action Stock Transfer LLC
2469 E. Fort Union Blvd, Suite 214
Salt Lake City, Utah 84121

Re: Potnetwork Holdings Inc. - Issuance of 28,000,000 shares of Common Stock to J.P. Carey Limited Partners, L.P.

Dear Ms. Blankenship:

In accordance with the terms of the attached August 14, 2020 Settlement Agreement, between J.P. CAREY LIMITED PARTNERS, L.P. ("JPCarey"), a limited partnership formed and existing pursuant to the laws of the State of Georgia and having a principal place of business located at 800 Cooper Sandy Cove, Alpharetta GA 30004, on the one hand, and POTNETWORK HOLDINGS, INC. ("POTN"), a corporation formed pursuant to the laws of the State of Wyoming and currently existing pursuant to the laws of the State of Colorado, and having a principal place of business located at 3531 Griffin Road, Fort Lauderdale, Florida 33312,

Kindly issue to J.P. CAREY LIMITED PARTNERS, L.P., 28,000,000 unrestricted common shares (the "Subject Shares"), at this time, by DWAC, in accordance with the instructions provided by JP Carey

I am paying to Action Stock Transfer Corp, by credit card, $25 for the shares to be issued plus $30 for the restriction removal (form attached). I have also attached a legal opinion from Jonathan Leinwand, company counsel, for the removal of any restriction.

Very truly yours,

Kevin Hagen, Esq., CEO of PotNetwork Holdings, Inc.